Exhibit T3A.18

Brønnøysund Register Centre

Company Certificate

Organization No:	992 984 899
Name/company	INTRUM HOLDING NORWAY AS
Business address:	Lysaker torg 8
1366 Lysaker

Brønnøysund Register Centre
21.01.2025

Brønnøysund Register Centre

Postal address: 8910 Brønnøysund

Phones: Information Phone 75 00 75 00 Fax 75 00 75 05

Email: firmapost@brreg.no Internet: www.brreg.no

Organization number: 974 760 673

Brønnøysund Register Centre	Company

Organization number:	992 984 899

Organizational form:	Limited company

Date of Foundation:	01.08.2008

Registered in
The Register of
Business Enterprises:	16.08.2008
Company name:	INTRUM HOLDING NORWAY AS

Business address:	Lysaker torg 8
1366 Lysaker

Municipality:	3201 BÆRUM
Country:	Norway

Postal address:	PO Box 283 Skøyen 0213 OSLO

Phone:	23 21 10 00

Share capital NOK:	41 000 000,00

Board of Directors:
Chairman of the Board:	Steiner Nielsen	Representative of
	Verftsgata 1E 7042 TRONHEIM	the A-shareholders

Board Member:	Njål Foss Stene
Erik Niklas Lundquist

Signature:	Two board members jointly.

Auditor:	Approved Audit Company
Organization number 980 211 282
DELOITTE AS
Queen Eufemias Gate 14
0191 OSLO

Statutory purpose:

Trading and investing in real estate, securities and other assets, including participation in other companies with similar activities.

21.01.2025 at 10:13 a.m.	Brønnøysund Register Centre	Page 1 of 1